UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 3, 2008
NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239

(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center	Princeton, NJ 08540

(Address of Principal Executive Offices)	(Zip Code)
609-524-4500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1: CFO COMPENSATION TABLE FOR 2009

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
(e) Compensatory Arrangements of Certain Officers
The Compensation Committee of the Board of Directors (the “Board”) of NRG Energy, Inc. (“NRG”) and the Board, in the case of the Chief Executive Officer, approved effective January 1, 2009, the 2009 base salary, equity compensation and incentive design for annual compensation for the Company’s named executive officers which, based upon management’s overall recommendation for senior executives of the Company in light of current market conditions, remain unchanged from the prior year. The Compensation Committee also approved, effective January 1, 2009, the 2009 base salary, equity compensation and incentive design for annual compensation for Clint Freeland, Senior Vice President and Chief Financial Officer of NRG, which was contemplated as part of Mr. Freeland’s promotion to Chief Financial Officer in March 2008. Mr. Freeland’s approved 2009 compensation is set forth in and filed as Exhibit 10.1 to this current report on Form 8-K.
In addition, in order to ensure compliance with Section 409A of the Internal Revenue Code, the Board of Directors approved an amendment to the employment agreement for David Crane, President and Chief Executive Officer of NRG, and to NRG’s Executive Change-in-Control and General Severance Plan (the “Plan”). Furthermore, in the case of the amendment to Mr. Crane’s employment agreement, changes were made to preserve the ability of the Company to deduct under Section 162(m) of the Internal Revenue Code any annual bonus compensation paid to Mr. Crane. These amendments do not otherwise alter or amend Mr. Crane’s employment agreement or the Plan in any material respect. Mr. Crane’s contract and the Plan will be filed with the Company’s Annual Report on Form 10-K.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document
10.1	CFO Compensation Table for 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)
By:	/s/ J. Andrew Murphy
J. Andrew Murphy
Executive Vice President and General Counsel

Dated: December 9, 2008

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